EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
CVS Corporation:

          We hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated July 16, 1997 included in the Report on Form 8-K of CVS Corporation filed July 17, 1997. We also consent to the reference to us in this registration statement under the captions "Accounting Treatment" and "Experts".


                                    KPMG Peat Marwick LLP


Providence, Rhode Island
March 2, 1998